Exhibit 10.42
EXECUTION COPY
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT No. 1
to the Exclusive License and Collaboration AGREEMENT
between Novartis Pharma AG and Amgen Inc.

This Amendment No. 1 (“Amendment”) is entered into as of April 21, 2017 (“Amendment Effective Date”) by and between Novartis Pharma AG, a Swiss corporation having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”), and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, USA (“Amgen”). Novartis and Amgen are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Novartis and Amgen are parties to an Exclusive License and Collaboration Agreement dated as of August 28, 2015 (the “Agreement”), and amended as of April 21, 2017, concerning the development and commercialization of the Licensed Products;
WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement regarding the payment of certain Third Party royalties;
WHEREAS, [*] (the “Specified Third Party”) owns certain intellectual property rights that may be relevant for [*] Franchise Product 1, related to [*] (the “Third Party Patent”);
WHEREAS, the Parties agree that in accordance with Section 9.8(ii) of the Agreement, [*] would be [*] any Third Party license fees, royalties or other payments payable with respect to Franchise Product 1 in relation to the Third Party Patent (the “Third Party Patent Royalty”) to the extent Amgen were to obtain a license to or acquire the Third Party Patent after the Effective Date without Novartis’s prior written consent; and
WHEREAS, the Parties agree that in accordance with the Agreement, Information or intellectual property is not “Controlled” by a Party unless such Party or any of its Affiliates owns or has a license to such Information or intellectual property and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such Information or intellectual property as set forth in the Agreement without violating the terms of any agreement with any Third Party as of the time such Party would first be required under the Agreement to grant such access and license or sublicense, or requiring any payment (whether or not then due and payable) unless the other Party agrees in writing to be responsible for such payments or it is subject to Section 9.8 (Sublicense Payments) of the Agreement (i.e., such intellectual property is (i) licensed by Amgen prior to or as of the Effective Date or (ii) licensed or acquired by Amgen after the Effective Date without Novartis’s prior written consent and related to a Licensed Product or uses or methods of Manufacture thereof (or of its components));
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.	DEFINITIONS
Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS
The Parties agree that, as of the Amendment Effective Date, the Agreement is amended as set forth in this Section 2.

Amgen Contract No: 2015641252-004    Page 1 of 1

Exhibit 10.42
EXECUTION COPY
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

2.1	Section 9.8 of the Agreement is amended by the addition of the following sections immediately after Section 9.8 of the Agreement:

9.8.1
In the event that Amgen obtains license rights to the Third Party Patent with respect to Franchise Product 1, Novartis agrees to partially reimburse Amgen for the Third Party Patent Royalty in accordance with the following terms and conditions:

a.
Novartis shall reimburse Amgen [*] percent ([*]%) of the Third Party Patent Royalty payable by Amgen to Specified Third Party, however, such reimbursement shall not exceed [*] of Franchise Product 1 in the Territory; and

b.
The foregoing obligation shall apply to sales of Franchise Product 1 in the Territory from the First Commercial Sale of Franchise Product 1 in the Territory until the earlier of (i) the date of expiry of the Third Party Patent [*] or (ii) such date upon which any federal court of competent jurisdiction or any other Patent court of competent jurisdiction, in each case without any possibility of appeal, [*]; and

c.
For clarity, in the event that the First Commercial Sale of Franchise Product 1 in the Territory does not occur prior to (i) the date of expiry of the Third Party Patent, or (ii) such date upon which [*] by the relevant court of competent jurisdiction without any possibility of appeal, whichever occurs earlier, then Novartis shall not be obligated to reimburse Amgen for any Third Party Patent Royalty; and

d.
Amgen shall issue an invoice substantially in the form attached hereto as Annex 1 to Novartis with respect to the foregoing payments. Novartis will pay such invoice to Amgen within [*] days from the date of its receipt by Novartis; and

e.
Novartis shall reasonably cooperate with Amgen, including without limitation by providing information reasonably necessary to enable Amgen to meet its obligations to the Specified Third Party with respect to the Third Party Patent Royalty for Franchise Product 1 in the Territory.

9.8.2
For the avoidance of doubt, any payments of such Third Party Patent Royalty made by Amgen shall exclusively be reimbursed to Amgen under the present Amendment and Amgen will not include any payments or costs related to Third Party Patent Royalty in the calculation of Development Costs or in any costs related to Manufacturing/Manufacture and/or Supply of Franchise Product 1 according to the Clinical Supply Agreement or the Commercial Supply Agreement (being both ancillary agreements to the Agreement); for the avoidance of doubt, Amgen shall not invoice, and Novartis shall not make any duplicate payments in relation to, the Third Party Patent Royalty under the Commercial Supply Agreement.

9.8.3	Subject to Section 9.8.1, Novartis hereby consents to Amgen obtaining a license from Specified Third Party with respect to the Third Party Patent solely in relation to Franchise Product 1.

9.8.4
Subject to Section 9.8.1, Novartis will be deemed to have met its payment requirements under the definition of “Control” with respect to the Specified Third Party and the Third Party Patent solely in relation to Franchise Product 1 in the Territory.

3.	INTEGRATION

Amgen Contract No: 2015641252-004    Page 2 of 2

Exhibit 10.42
EXECUTION COPY
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

4.	APPLICABLE LAW & JURISDICTION
This Amendment shall be governed by, and construed in accordance with, the laws which govern the Agreement, and the Parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

5.	COUNTERPARTS
This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Amendment may be exchanged by facsimile or other electronic means without affecting the validity thereof.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

Amgen Contract No: 2015641252-004    Page 3 of 3

Exhibit 10.42
EXECUTION COPY
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

NOVARTIS PHARMA AG By: /s/ Nigel Sheail Name: Nigel Sheail Title: Novartis Pharma AG Head Business Development & Licensing Forum 2-6.04 4002 Basel Date: April 21, 2017	AMGEN INC. By: /s/ Somnath Chattopadhyay Name: Somnath Chattopadhyay Title: VP Global Supply Chain Date: April 7, 2017
By: /s/ Gregor von Arx/ Name: Gregor von Arx Title: Head Legal, Neurosciences Franchise a.i. Date: April 10, 2017

Amgen Contract No: 2015641252-004    Page 4 of 4

Exhibit 10.42
EXECUTION COPY
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

ANNEX 1
Sample Invoice to Novartis Pharma AG
[Amgen Letterhead]
[Date]
NOVARTIS PHARMA AG
Zentraler Faktureneingang
Postfach
4002 Basel
Switzerland

Attn: [Please insert]

Dear ___________

Re: Third Party Patent Royalty – Letter Amendment Agreement [EFFECTIVE DATE]

This is an invoice requesting payment in connection with the above-captioned agreement between Amgen Inc. and Novartis Pharma AG.

Project Contact Person in Novartis:	[_________________]

SPECIFICATION:	[describe in reasonable detail the event for which payment is due)]

Amount and Currency:	[_________________]

Amount of VAT (if applicable):	[_________________]

Total Amount (including VAT):	[_________________]

VAT number (if applicable)	[_________________]

Bank Address and Account No.:	[insert the name and address of the bank to which the payment should be sent and the account number to which it should be credited]

Sincerely yours,

[Amgen]

Amgen Contract No: 2015641252-004    Page 5 of 5